April 17, 2023

Dear Shareholders,

I want to provide you the following update on the progress of our 2022 10k, Q3 2022 10Q, and the Company’s SOX and accelerated filer initiatives. SOX compliance is something generally required of public companies that have had annual revenues of more than $100 million in the most recent fiscal year for which audited financial statements are available. SOX compliance must undergo an assessment of management’s effectiveness of internal control over financial reports that are attested to and reported on by an independent auditor.

For purposes of meeting this objective, the Company switched auditors to RSM US LLP (“RSM”), a top-ranked global auditing firm. Since that time, the Company restated its December 31, 2021, financial statements on March 17, 2023, and restated the financial statements for the six months ended June 30, 2022, on March 28, 2023. RSM is conducting its review of the Company’s financial statements for the three and nine months ended September 30, 2022, obtaining comfort over the beginning balance as of January 1, 2020, and conducting its audit of the financial statements as of and for the year ended December 31, 2022. Management continues to work with RSM toward completion of the review of the three and nine months ended September 30, 2022, and toward the completion of the December 31, 2022, financial statement audit.

The Company, the Board of Directors, and Management, who consist of the largest shareholders in the Company, understand how long and arduous this process has been for everyone and look forward to completing this process as soon as possible. We thank our shareholders for your patience and look forward to sharing more about 2022 at tomorrow’s shareholder meeting.

Sincerely,

Kent Wilson
CEO / President / Founder